UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Ideanomics, Inc., a Nevada corporation (the “Company”) previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 2, 2022, that the Company entered into a Standby Equity Purchase Agreement (the “Original SEPA”) with YA II PN, Ltd., (“YA”).

First Amendment to the Original SEPA

On September 15, 2022 (the “Effective Date”), the Company and YA amended and restated the terms of the Original SEPA and entered into an amended and restated standby equity purchase agreement dated September 14, 2022 (the “Amended SEPA”).

The amendments to the Original SEPA are principally provide for the following:

1.	The Company will be able to sell up to one hundred fifty million of the Company’s shares of common stock, par value $0.001 per share (the “Common Shares”) at the Company’s request any time during the 36 months following the date of the Amended SEPA’s entrance into force.

2.	“Commitment Amount” shall mean one hundred fifty million Common Shares, provided that, the Company shall not effect any sales under the Amended SEPA and the Investor shall not have the obligation to purchase Common Shares under the Amended SEPA to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares (a) issued under the Amended SEPA and (b) issued pursuant to the Amended and Restated Convertible Debenture, dated August 29, 2022, by and between the Investor and the Company would exceed 19.9% of the outstanding Common Shares as of the date of the Amended SEPA (the “Exchange Cap”) provided further that, the Exchange Cap will not apply if the average price of all applicable sales of Common Shares under the Amended SEPA (including any Commitment Shares (as defined below) in the number of shares sold for these purposes) equals or exceeds $0.59 (reference price as determined by Nasdaq Rules) per share (which represents the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) on the Trading Day immediately preceding the date of the Amended SEPA; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five Trading Days (as defined in the Amended SEPA) immediately preceding the date of the Amended SEPA).

3.	The Company agreed to issue to YA an aggregate of 1,500,000 Common Shares, as a commitment fee (the “Commitment Shares”).

The foregoing is a summary description of certain terms of the Amended SEPA. For a full description of all terms, please refer to the copy of the Amended SEPA that is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. All readers are encouraged to read the entire text of the Amended SEPA.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Standby Equity Purchase Agreement, dated as of September 14, 2022, by and between Ideanomics, Inc. and YA II PN, Ltd.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: September 16, 2022	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer